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                     ALARIS MEDICAL, INC AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (Dollars in thousands)


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
                                                                                                    SIX MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                         JUNE 30,
                                        ------------------------------------------------------   --------------------
                                          1993        1994        1995       1996       1997       1997        1998
                                        --------    --------    --------   --------   --------   --------     -------
Pre-tax income (loss) from continuing
  operations                           $ (5,517)    $ 7,563     $ 9,403    $(66,336)  $(12,926)  $(18,717)    $(2,111)
                                       --------     -------     -------    --------    -------    -------     -------
Fixed charges:
  Interest expense and amortization
    of debt discount and premium
    on all indebtedness                  10,880       8,690       8,153      13,393     44,413     21,695      21,795
  Interest portion of rentals (33%
    of rent expense)                      1,282       1,247       1,050       1,158      1,574        787         867
                                       --------     -------     -------    --------    -------    -------     -------
    Total fixed charges                  12,162       9,937       9,203      14,551     45,987     22,482      22,662
                                       --------     -------     -------    --------    -------    -------     -------
Income before income taxes
  and fixed charges                    $  6,645     $17,500     $18,606    $(51,785)  $ 33,061   $  3,765     $20,551
                                       --------     -------     -------    --------    -------    -------     -------
                                       --------     -------     -------    --------    -------    -------     -------
Ratio of earnings to fixed charges          n/a         1.8         2.0         n/a        n/a        n/a         n/a
                                       --------     -------     -------    --------    -------    -------     -------
                                       --------     -------     -------    --------    -------    -------     -------
Earnings insufficient
  to cover fixed charges by               5,517         n/a         n/a      66,336     12,926     18,717       2,111
                                       --------     -------     -------    --------    -------    -------     -------
                                       --------     -------     -------    --------    -------    -------     -------

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